[Power of Attorney of Lisa Daniels] POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Seth Schuknecht, Executive Vice President and General Counsel of Cavco Industries, Inc. (the “Company”) and Allison Aden, Executive Vice President and Chief Financial Officer of the Company, or any of them signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to: • take any actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the "SEC"), including to prepare, execute in the undersigned's name and on the undersigned's behalf and submit a Form ID, including amendments thereto, or any other documents, and to prepare for, coordinate and enroll the undersigned in EDGAR Next or any successor filing system and, as applicable, make arrangements with third- party filing agents or similar parties and ensure that all relevant parties have been assigned an appropriate EDGAR Next role, to enable the undersigned to make filings and submissions with the SEC; • execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of Company Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder and any Notice of Proposed Sale of Securities on Form 144 (and any amendments thereto) in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"); • do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and any such Form 144, complete and execute any amendments thereto, and timely file such form with the SEC, including (i) acting as an account administrator or delegated administrator for the undersigned's EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate or (ii) causing the Company to accept a delegation of authority from any of the undersigned's EDGAR Next account administrators and pursuant to such delegation authorize the Company's EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned's EDGAR Next account as such attorney-in-fact deems necessary or appropriate, and any securities exchange or similar authority; • seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and • take any other action in connection with the foregoing which, in the opinion of such attorney-in- fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in- fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act.

[Power of Attorney of Lisa Daniels] This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. * * * * * IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of _____________________, 2025. Lisa Daniels State of Arizona County of Maricopa On __________________________, before me personally appeared ___________________________, whose identity was proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this document, and who acknowledged that he/she signed the above/attached document. (seal) ____________________________________ Notary Public My commission expires: